Exhibit 15.2

Consent of independent registered public accounting firms

We consent to the incorporation by reference in the registration statement No. 333-275938 on Form F-3 and the registration statement No. 333-259927 on Form S-8 of our reports dated March 27, 2024, with respect to the consolidated financial statements of Orange S.A. and its subsidiaries and the effectiveness of internal control over financial reporting.

Paris-La Défense

March 29, 2024

/s/ KPMG S.A.

Represented by Jacques Yves PIERRE